UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FA Email

Subject: CNL Healthcare Properties Files Definitive Joint Proxy Statement for Liquidity Opportunity

Jan. 6, 2026

FOR BROKER-DEALER AND RIA USE ONLY.

Dear Financial Professional:

We are writing to notify you that it’s time for stockholders of CNL Healthcare Properties (the Company or CHP) to vote their proxy for the approval of the proposed transaction between CHP and Sonida Senior Living, Inc (Sonida) pursuant to the merger agreement signed Nov. 4, 2025. Approval of the proposed transaction will provide stockholders with the opportunity for full and real-time liquidity through a combination of cash and stock, upon closing.

•	CHP’s board of directors, upon recommendation of the special committee, approved the transaction and recommended that stockholders vote FOR the transaction proposal and all other proposals.

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CHP has engaged Broadridge Investor Communications Solutions (Broadridge) as its proxy solicitor. Broadridge will email or mail proxy materials to stockholders of record starting Jan. 6 and begin calling stockholders approximately one week from that date. Broadridge will continue to call all unvoted stockholders until the required majority approval “FOR” the proposals is received.

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CHP encourages you to inform your clients about the proxy materials and the importance of voting their shares as quickly as possible. This will save them from receiving calls from Broadridge and will reduce corporate expenses related to continued proxy solicitation. Due to the importance of this event, CNL will not be able to put your clients on a “Do Not Call” list.

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The transaction proposal cannot pass without approval of holders of a majority of the outstanding shares of CHP common stock. Without majority approval, stockholders will not receive their transaction consideration, and CHP will have to forego this liquidity event and pursue other strategic liquidity alternatives.

•	The Annual Meeting of Stockholders will be held on March 6, 2026. Stockholders of record as of Dec. 30, 2025, are entitled to vote at the meeting on the proposals below.

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As a reminder, your contacts at CNL Securities are barred from soliciting proxies and are therefore limited in what they can do about this matter. For questions about the proxy, including requests for duplicate materials or assistance submitting your client’s proxy, please contact Broadridge at 866-705-9920.

THE PROPOSALS

•	Proposal 1 – Transactions Proposal: To approve the transactions in accordance with the terms of the merger agreement

•	Proposal 2 – Director Election Proposal: The election of five director nominees

•	Proposal 3 – Auditor Ratification Proposal: To ratify the selection of the CHP’s independent auditor for the fiscal year 2025, and

•	Proposal 4 – Adjournment Proposal: The approval of the adjournment from time-to-time of the CHP’s Annual Meeting, if necessary, to solicit additional votes in favor of the Transactions Proposal

TRANSACTION HIGHLIGHTS

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Under the terms of the transaction agreement, Sonida will acquire all the Company’s common stock in a transaction valued at approximately $1.8 billion. This equates to an estimated transaction consideration of $6.90 per common share comprised of $2.32 in cash (34%) and an estimated $4.58 per common share (66%) in unrestricted, freely tradable Sonida common stock, subject to a two-way collar mechanism relative to the trading price of Sonida’s stock prior to closing.

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The actual number of SNDA shares to be issued will be calculated based on Sonida’s volume-weighted average price over the ten trading days ending on the second trading day prior to close (the Average Sonida Share Price). The ultimate number of Sonida shares issued to CHP stockholders will depend on the Average Sonida Share Price. Within the collar range of $22.73 and $34.76, the Company expects stockholders will receive Sonida shares with a value of $4.58 per CHP share based on the Average Sonida Share Price. However, the actual closing price of Sonida shares on the day of closing will likely vary from the Average Sonida Share Price. No fractional SNDA shares will be issued as SNDA will pay each shareholder cash in lieu of any fractional shares in addition to the $2.32 per share of cash consideration.

•	The transaction consideration of $6.90 per share represents a premium to the $6.64 midpoint of the most recent estimated net asset value per share as of Dec. 31, 2024.

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The transaction is anticipated to close in in late-first quarter or early-second quarter, 2026, assuming stockholder approval, governmental and other third-party consents, and satisfaction of other customary closing conditions.

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The transaction agreement may be terminated by either party under certain circumstances, including if the transaction has not been completed on or before May 29, 2026, failure to get stockholders’ approval or if an order to restrain or otherwise prohibit the sale is received from a government authority.

Additional operational and tax information relating to stockholders’ receipt of the transaction consideration will be shared with you in the coming weeks.

If you or your clients have specific questions about the proxy, need materials resent, or need assistance submitting their proxy, please call Broadridge at 866-705-9920. For additional information, please review the definitive proxy statement filed with the SEC on Jan. 6, 2026. A detailed list of questions and answers can be found on pages 1 to 15 of the joint proxy statement/prospectus which can also be accessed by visiting cnlhealthcareproperties.com or sec.gov.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Stockholders and financial advisors should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transactions that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the Transactions within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transactions disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transactions; (6) the amount of the costs, fees, expenses and charges related to the Transactions; (7) the risk that the Merger Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the Transactions on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the Transactions on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in the Joint Proxy Statement/Prospectus (defined below), CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information about the Proposed Transactions and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the transaction. In connection with the proposed transaction, Sonida has filed a registration statement on Form S-4 (File No. 333-292187) (“Registration Statement”), which was declared effective by the Securities and Exchange Commission (“SEC”) on Jan. 6, 2026, that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the transaction and Sonida and the Company have each filed a joint proxy statement as a proxy statement of the Company for the solicitation of our stockholders in favor of the transactions, among other proposals, and of Sonida for the solicitation of Sonida’s stockholders in favor of the issuance of the share consideration (the “Joint Proxy Statement/Prospectus”) with the SEC. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its stockholders in connection with the Transactions. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/ PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions and the issuance of shares of Sonida Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transactions are included in the joint proxy statement/prospectus referred to above and other relevant materials that have been or will filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transactions and the issuance of shares of Parent Common Stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the joint proxy statement/prospectus.

FOR BROKER-DEALER AND RIA USE ONLY.

CHP-0126-5094629-BD